UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1

Registration Statement under the Securities Act of 1933

BLUE SKY PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	1040	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

17470 N. Pacesetter Way, Scottsdale, AZ 85255     Telephone: 480-305-2041
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With a copy to
1000 East William Street Suite 204Carson City, Nevada 89701
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File Number: 333-173474

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [  ]     Accelerated filer [   ]       Non-accelerated filer[   ]        Smaller reporting company [X]

Title of Each Class	Amount to be	Proposed	Proposed	Amount of
of Securities to be	Registered	Maximum	Maximum	Registration
Registered	(1)	Offering Price	Aggregate	Fee(3)
		per Security (2)	Offering Price	($)
		($)	($)

Shares of Common Stock, par value $0.001	25,200,000	$0.05	$ 1,260,000	$162.29

(1)

Represents shares of our common stock previously acquired by and issued to the Selling Shareholders in private transactions directly with the Company. All of these shares are offered by the Selling Shareholders.

(2)	Estimated for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933 and the price at which the selling security holders will be offering their shares.

(3)	Previously Paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

On April 14, 2011, the registrant, Blue Sky Petroleum Inc. (formerly Intervia Inc.) filed a registration statement with the Securities and Exchange Commission (the “Commission”) on Form S-1 (Registration No. 333-173474), which was declared effective by the Commission on February 14, 2012, as amended, (the “Form S-1”), to register 9,600,000 pre forward split (28,800,000 post forward split) shares of our common stock being offered for resale by selling shareholders. This post-effective amendment amends the Form S-1 as follows:

1.	revise the disclosure in the “Plan of Distribution” section of the Form S-1 to:

	a.	implement a fixed offering price of $0.05 per share for the duration of the offering;

	b.	exclude 3,600,000 post forward split common shares previously registered; and

2.	update the general disclosure in the Form S-1 to a more recent date.

All filing fees payable in connection with the registration of the securities covered hereby were previously paid in connection with the filing of the original registration statement.

PROSPECTUS

INTERVIA INC.
25,200,000 Shares of Common Stock

The date of this Prospectus is March 24, 2014.

Blue Sky Petroleum Inc. (``our Company“, ``we”, “us”, “our”) is registering 25,200,000 shares of common stock held by 7 selling security holders.

The selling security holders will sell at fixed price of $0.05 per share. Our common stock is quoted on the OTC Bulletin Board (OTCBB) under the symbol BSKY. Our common stock was previously quoted on the OTC Bulletin Board from August 21, 2006 under the trading symbol “ITVA”. On June 19, 2009 our symbol was removed from the OTC Bulletin Board for failure to file periodic reports with the Securities and Exchange Commission. Our common stock resumed quotation under its new symbol on September 19, 2012. To date there has been a single trade of our common shares occurring on April 8, 2013 and no subsequent trading. There is no assurance that an active trading market for our shares will develop or be sustained if developed. Purchasers may be receiving an illiquid security.

An investment in our securities is speculative. See the section entitled "Risk Factors" beginning on Page 11 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement that includes this Registration Statement is declared effective by the Securities and Exchange Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling security holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state's securities laws.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	11
Use of Proceeds	14
Determination of Offering Price	14
Dilution	14
Selling Security Holders	15
Plan of Distribution	16
Description of Securities to be Registered	21
Interests of Named Experts and Counsel	22
Description of Business	22
Description of Property	26
Legal Proceedings	26
Market for Common Equity and Related Stockholder Matters	26
Financial Statements	27
Management's Discussion and Analysis of Financial Position and Results of Operations	48
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	36
Directors and Executive Officers	36
Executive Compensation	42
Security Ownership of Certain Beneficial Owners and Management	44
Certain Relationships and Related Transactions	48
Disclosure of Commission Position on Indemnification of Securities Act Liabilities	54

PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 10 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Our Business

The address of our principal executive office is 17470 N. Pacesetter Way, Scottsdale, Arizona 85255 Our telephone number is (480) 305-2041.

We were incorporated in the State of Nevada on February 2, 2005. Our original business plan was to develop fuel cell technology and to produce fuel cells in China suitable for small vehicles, such as indoor forklifts, scooters, and personal watercraft, such as dive submersibles, that require a small sized fuel cell with longevity of use and silent operation. During fiscal 2008 we abandoned our original business plan because we were unable to raise sufficient financing.

Since the suspension of our original business plan, our management has been investigating various alternatives available to our company to ensure our continuation as a going concern and to preserve our shareholder's investment in our common shares.

On July 15, 2010, we entered into an option agreement to purchase a 100% undivided right, title and interest in the Proteus property located near Cobalt, Ontario, an area known historically for the mining of silver ore. The Proteus Property consisted of three mineral claims comprised of nine units covering approximately 360 acres located in the Larder Lake Mining Division in Ontario, Canada. In order to acquire the Proteus Property pursuant to the agreement, our company was required to pay an aggregate of $75,000 in cash payments and incur $325,000 in exploration expenses over a three year period. We paid $100,000 toward the purchase of the property, but were unsuccessful in raising the balance of necessary to complete the acquisition. Consequently, effective August 13, 2012, we entered into an assignment agreement among Timber Wolf Gold Inc., a Nevada corporation and Gino Chitaroni, wherein we assigned all of our rights, title and interest in and to the option agreement for the Proteus Property to Timber Wolf Gold, with no further obligations to our company.

On July 18, 2011, we issued 100,000 shares (300,000 post-split) of our common stock at a price of $1 per share to 1 non U.S. person for aggregate gross proceeds of $100,000. The issuance made in reliance on Regulation S of the Securities Act of 1933. Of the $100,000 proceeds from the issuance, $25,000 was paid in respect of the July 15, 2011 option payments for the Proteus Property and $62,500 was paid to the designee of the Optionor for the balance of the $75,000 owed in respect of the work requirement on the property

On January 12, 2011, we issued an aggregate of 12,000,000 (36,000,000 post-split) shares of our common stock at a price of $0.00833 per share, to 10 non U.S. persons (as that term as defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 pursuant to the closing of a private placement, for aggregate gross proceeds of $99,960.

On December 19, 2011 we entered into a private placement subscription agreement with one non-U.S. investor for the purchase of 420,000 (140,000 pre-split) of our common shares at a price of $0.050 per share or $70,000 in the aggregate. As at January 23, 2012, we had received the subscription funds in respect of the transaction but the corresponding shares have not been issued.

On July 31, 2012, we filed Articles of Merger with the Nevada Secretary of State to change the name of the company from “Intervia Inc.” to “Blue Sky Petroleum Inc.”, by way of a merger with our wholly-owned subsidiary Blue Sky Petroleum Inc., which was created solely for the name change.

Also on July 31, 2012, we filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized and issued and outstanding shares of common stock on a 3 new for 1 old basis and, consequently, our authorized capital increased from 75,000,000 to 225,000,000 and correspondingly, our issued and outstanding shares of common stock increased from 15,740,000 to 47,220,000 shares of common stock, all with a par value of $0.001. These amendments became effective on August 7, 2012 upon approval from the Financial Industry Regulatory Authority (“FINRA”).

Effective September 19, 2012, our stock symbol changed from “ITVA” to “BSKY” to better reflect the new name of our company. The symbol change became effective with the Over-the-Counter Bulletin Board at the opening of trading on September 19, 2012. Our CUSIP number is 09605G 104.

Effective May 21, 2013, our company entered into a debt settlement and subscription agreement with Patrick Laferriere, our company’s former officer and director, for the issuance of 286,667 shares of common stock at a deemed price of $0.50 per share to settle debt owed to Mr. Laferriere in the amount of $86,468.

Presently, our management continues to seek, identify and evaluate natural resource properties and related opportunities for our company. However, at this time we have not yet been successful in securing a suitable opportunity.

We are a shell company within the meaning of Rule 405, promulgated under the Securities Act of 1933, as amended, because we have nominal assets and nominal operations. We are therefore seeking additional sources of financing and/or collaborators to facilitate the development of our business. If we are unable to secure additional financing, we will be unable to secure or execute business plan, and our business may fail. Furthermore, because our sole officer and director does not have experience in the natural resource exploration industry or in the management of public companies, we will be at a disadvantage in relation to our competitors with respect to our ability to identify and implement sound strategies for the development of our business in the natural resources sector.

Prior to this Offering, there has been a nominal public market for our common stock. Our common stock was previously quoted on the OTC Bulletin Board on August 21, 2006 under the trading symbol “ITVA”. On June 19, 2009 our symbol was removed from the OTC Bulletin Board for failure to file periodic reports with the Securities and Exchange Commission. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. However, we have not yet secured the commitment of any market maker to make market in our stock. Furthermore, there is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We incurred a net loss of $634,334 for the period from February 2, 2005 (date of inception) to October 31, 2013 and we expect to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a going concern. We had cash of $9.364 as at September 30, 2013. We are in the development stage and have yet to attain profitable operations. In their report on our financial statements for the period from inception to December 31, 2012, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors.

To date we have relied on private placement financing and on intermittent, unsecured, interest free loans from our sole director and officer in order to sustain our basic, minimum operating expenses; however, we cannot guarantee that we will secure any further private placement financing or that our sole officer and director with provide us with any future loans. We estimate that the cost of maintaining basic corporate operations (which includes the cost of satisfying our public reporting obligations) will be approximately $1,500 per month. On December 19, 2011 we entered into a private placement subscription agreement with one non-U.S. investor for the purchase of 140,000 (420,000 post-split) of our common shares at a price of $0.050 per share or $70,000 in the aggregate. On January 23, 2012 we receive the subscription funds in respect of the private placement but the corresponding shares have not yet been issued. Owing to our current cash position of approximately $5,000 as of March 24 2014, we estimate that we have sufficient cash to sustain our basic operations through fiscal 2014.

As a result of our current cash position and our lack of predictable or regular sources of income, we cannot provide assurances that we will be able to successfully explore our mineral property or sustain our business. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors’ report on our audited financial statements for the year ended January 31, 2013. If we are unable to continue as a going concern, investors will likely lose all of their investments in our company.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

The Offering

The 25,200,000 shares of our common stock being registered by this Prospectus represent approximately 25% of our issued and outstanding common stock as of March 24, 2014.

Securities Offered:	25,200,000 shares of common stock offered by 7 selling security holders.
Initial Offering Price:	The selling security holders will sell at fixed price of $0.05 per share for the duration of the offering.
Minimum Number of Securities to be Sold in this Offering:	None
Securities Issued and to be Issued:

As of March 24, 2014there were 102,506,667 shares of our common stock, issued and outstanding and no outstanding preferred or convertible securities.

All of the common stock to be sold under this Prospectus will be sold by existing stockholders. Our common stock is not listed on any stock exchange. Our common stock is quoted on the OTC Bulletin Board under the symbol BSKY. To date there has been a single trade of our common shares occurring on April 8, 2013 and no subsequent trading. There is accordingly no established market for the common shares being registered. If a market for our stock develops there, the actual price of the shares may be influenced by prevailing market prices at the time of sale. The trading of securities the OTC Bulletin Board is often sporadic and investors may have difficulty buying, selling, or obtaining market quotations, which may have a depressive effect on the price of our common stock. Purchasers in this offering may receive an illiquid security.

Proceeds:	We will not receive any proceeds from the sale of our common stock by the selling security holders.

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Income Statement Data

	Nine Months Ended October 31, 2013 ($)	Year Ended January 31, 2013 ($)	Year Ended January 31, 2012 ($)	Year Ended January 31, 2011 ($)	Year Ended January 31, 2010 ($)	Year Ended January 31, 2009 ($)	From Inception (February 2, 2005) to July 31, 2011 ($)
Revenues	Nil	-	-	-	-	-	-
Operating Expenses	58,134	117,032	131,902	31,001	18,855	41,175	256,417
Net Loss	56,886	151,035	160,638	31,001	18,855	41,175	256,417
Net Loss Per Share	115,000	0.00	0.00	0.01	0.00	0.00	-

Balance Sheet Data

	Nine Months Ended October 31, 2013 ($)	Year Ended January 31, 2013 ($)	Year Ended January 31, 2012 ($)	Year Ended January 31, 2011 ($)	Year Ended January 31, 2010 ($)	Year Ended January 31, 2009 ($)
Working Capital Deficiency	36,540	64,874	73,839	58,201	102,161	83,305
Current Assets	8,678	39,309	67,693	33,908	Nil	Nil
Current Liabilities	45,218	104,183	141,532	92,109	102,161	83,305

RISK FACTORS

Risks Related To Our Company

The fact that we have not earned any operating revenues since our incorporation raises substantial doubt about our ability to continue as a going concern.

We have not generated any revenue from operations since our incorporation and we anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify and develop or acquire a revenue generating resource property or other business. We had no cash on hand as of October 31, 2013 and a working capital deficit of $36,540. We have also incurred a cumulative net loss of $634,334 from our inception on February 2, 2005 through October 31, 2013. Based on our operating expenses during the nine months ended October 31, 2013, we will require approximately $6,500 per month in respect of our day to day operating costs at our current burn rate. However, as of March 24, 2014, we had approximately $5,000 cash on hand. Accordingly, we will be required to raise additional funds to meet our currently budgeted operating requirements for the 12 month period beginning February 1, 2014 and beyond. As we cannot assure a lender that we will be able to successfully develop our business, we will probably find it difficult to raise debt financing from traditional lending sources. We have in the past raised our operating capital from sales of equity securities, but there can be no assurance that we will continue to be able to do so.

If we cannot raise the money that we need to acquire a resource property, related asset, or other business, there is a substantial risk that our business would fail.

These circumstances lead our independent registered public accounting firm, in their report dated January 31, 2013, to comment about our company’s ability to continue as a going concern. Management plans to seek additional capital through a private placement of its capital stock. These conditions raise substantial doubt about our company’s ability to continue as a going concern. Although there are no assurances that management’s plans will be realized, management believes that our company will be able to continue operations in the future. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event our company cannot continue in existence.” We continue to experience net operating losses.

Because of our limited funding we may be unable to satisfy our public reporting requirements under the Securities Exchange Act of 1934, which would have an adverse impact on your investment .

In accordance with the Exchange Act of 1934, our company is obligated to regularly file with the SEC quarterly and annual financial and corporate information on forms 10-Q and 10-K, respectively, and to disclose material changes in our business or operations by filing current reports on Form 8-K. Public availability of this information is vital to effective pricing of our common shares in the secondary market, allowing buyers and sellers to effectively assess the worth of our company, and to buy and sell our shares according to that information. However, the cost of satisfying these obligations is significant. We estimate that the cost of maintaining basic corporate operations and satisfying our public reporting obligations will be approximately $1,500 per month. Owing to our current cash position of $5,000 as of March 24, 2014, we estimate that we have sufficient cash to sustain our basic operations and satisfy our reporting obligations through fiscal 2014. If we are unable to secure sufficient additional financing to maintain our basic corporate operations and to satisfy our public reporting requirements under the Exchange Act of 1934, public availability of information about our company will become extremely limited, at best, which will have a depressive effect on the market for our common shares. If this happens any investment in our company will be significantly devalued, and you may be unable to sell your common shares.

Because our current sole officer and director does not have experience in public company management or in the mineral exploration industry, our business has a higher risk of failure.

Our sole officer and director has limited experience in the resource exploration industry and in the management of public companies. Accordingly, we will be at a disadvantage in relation to our competitors with respect to our ability to identify and implement sound strategies for the exploration of our property and for the development of our business, generally. Although we intend to rely on the counsel of consulting advisors where necessary, and to supplement our management and our Board of Directors with individuals experienced in our industry, there is no guarantee that we will succeed in enlisting the services of any such advisors or individuals without undue expense. The inexperience of our management combined with an inability to obtain the services of experienced advisors without undue expense may delay the development of our business, cause us to make unsound business decisions and, ultimately, cause our business to fail.

Risks Associated with Our Common Stock

Trading on the in our common stock may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Prior to this Offering, there has been a limited public market for our common stock. Our common stock was previously quoted on the OTC Bulletin Board on August 21, 2006 under the trading symbol “ITVA”. On June 19, 2009 our symbol was removed from the OTC Bulletin Board for failure to file periodic reports with the Securities and Exchange Commission. Effective September 19, 2012, our stock became quoted on the OTC Bulletin Board under the symbol “BSKY”. To date there has been a single trade of our common shares occurring on April 8, 2013 and no subsequent trading. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, he OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an electronic or traditional stock exchange like the NASDAQ, NYSE, or Amex exchanges. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. Importantly, the value of an individual’s primary residence must be excluded from the calculation of net worth. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Other Risks

Trends, Risks and Uncertainties

We have sought to identify all material risks to our business, but we cannot predict whether or to what extent such risks may be realized, and we cannot guarantee that we have identified all possible risks that may arise. Investors should carefully consider all of our risk factors before making an investment decision with respect to our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders. The selling security holders will receive all proceeds from this offering.

DETERMINATION OF OFFERING PRICE

The selling security holders may offer their shares fixed offering price of $0.05 per share for the duration of the offering. However, there can be no assurance that a market for our common shares will develop. The fixed offering price was determined by our Board of Directors, who considered several factors in arriving at the $0.05 per share figure, including the following:

  our most recent private placements of 286,667 shares of our common stock at a price of $0.5 per share;

  our lack of recent operating activity;

  our current financial position;

  our capital structure; and

  the background of our management.

As a result, the $0.05 per share initial price of our common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time. The price is not based on past earnings, nor is it indicative of the current market value of our assets. No valuation or appraisal has been prepared for our business. You cannot be sure that a public market for any of our securities will develop.

The number of shares that may actually be sold by a selling security holder will be determined by each selling security holder. The selling security holders are neither obligated to sell all or any portion of the shares offered under this Prospectus, nor are they obligated to sell such shares immediately hereunder.

DILUTION

All of the 25,200,000 shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

SELLING SECURITY HOLDERS

As of March 24, 2014 our Company has 225,000,000common shares authorized with a par value of $0.001 per share with 102,506,667common shares outstanding. We have no authorized class of preferred stock or outstanding options, warrants, or convertible securities.

The 7 selling security holders are offering for sale 25,200,000 shares of our issued and outstanding common stock which they obtained as part of a private placement of 12,000,000 pre forward split (36,000,000 post forward split) shares completed on January 12, 2011 at a price of $0.00278 (pre stock-split – $0.00833) per share for aggregate gross proceeds of $99,960. That transaction was completed in reliance on Regulation S and/or Section 4(2) of the Securities Act of 1933. Each selling shareholders is a non U.S. person, as that term as defined in Regulation S of the Securities Act of 1933.

The following table provides information as of March 24, 2014 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

  the number of shares owned by each prior to this offering;

  the number of shares being offered by each;

  the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;

  the percentage of shares owned by each; and

  the identity of the beneficial holder of any entity that owns the shares being offered.

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Percent % (2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
Wong Ching Man Vienna	3,600,000	7.69	3,600,000	0	0
Chan Lit Chow	3,600,000	7.69	3,600,000	0	0
Arcoron Limited (3)	3,600,000	7.69	3,600,000	0	0
Tranwicks Limited (4)	3,600,000	7.69	3,600,000	0	0
Aurico Limited (5)	3,900,000	8.33	3,600,000	300,000	(6)
Ng Hei	3,600,000	7.69	3,600,000	0	0
Starova Limited (8)	3,600,000	7.69	3,600,000	0	0

Total	25,500,000	24.58	25,200,000	300,000	0

(1)

The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)	The percentages are based on 102,506,667shares of our common stock issued and outstanding and as at March 24, 2014.
(3)	Dulip Charith Wijesinha has voting and dispositive control over securities held by Arcoron Limited.
(4)	Hassan Mohammed Musafer has voting and dispositive control over securities held by Tranwicks Limited.
(5)	Dylan Baba Lye has voting and dispositive control over securities held by Aurico Limited.
(6)	Less than 1%
(7)	Christopher Milton Wong has voting and dispositive control over securities held by Starova Limited.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares. The numbers in this table assume that none of the selling security holders will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the selling security holders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the selling security holders are broker-dealers or affiliates of a broker-dealer.

PLAN OF DISTRIBUTION

We are registering 25,200,000 shares of our common stock on behalf of the selling security holders. The selling security holders are not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the 25,200,000 shares of our common stock at a fixed price of $0.05 per share for the duration of the offering.

The shares being offered by the Selling Security Holders will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus. The offering period may be extended for an additional 90 day period by mutual agreement of our Company and the Selling Security Holders.

The Selling Security Holders have arbitrarily set the $0.05 price per share; the price does not reflect net worth, total asset value, or any other objective accounting measure. We will not receive any proceeds from the sale of shares of our common stock by the Selling Security Holders, who will receive aggregate net proceeds of $1,260,000 if all of the shares being registered are sold. We will incur all costs associated with this Prospectus.

Prior to this Offering, there has been a limited public market for our common stock. Our common stock was previously quoted on the OTC Bulletin Board on August 21, 2006 under the trading symbol “ITVA”. On June 19, 2009 our symbol was removed from the OTC Bulletin Board for failure to file periodic reports with the Securities and Exchange Commission. Effective September 19, 2012, our stock became quoted on the OTC Bulletin Board under the symbol “BSKY”. To date there has been a single trade of our common shares occurring on April 8, 2013 and no subsequent trading. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

What’s more, although we currently meet the requirements for quotation on the OTC Bulletin Board, we cannot assure you that we will continue to meet these requirements.

Trading in stocks on the OTC Bulletin Board, is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an electronic or traditional stock exchange like the NASDAQ, NYSE, or Amex exchanges. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock. Accordingly, shareholders may be unable to resell their shares.

The selling shareholders may sell there shares in a lawful manner using any one or more of the following methods: private transaction; ordinary brokerage transactions; transactions in which the broker-dealer solicits purchasers; broker-dealer as principal purchasers and resale by the broker-dealer for its own account; block trades in which the broker-dealer will attempt to sell the shares as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; broker-dealer agreements with the selling shareholder to sell a specified number of such shares at a stipulated price per share; exchange distribution following the rules of the applicable exchange; short sales that are not violations of the laws and regulations of any state of the United States; through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or through a combination of any such methods or other lawful means.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock. In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

  furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

  not engage in any stabilization activities in connection with our securities; and

  not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Our common stock may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices if a market for the stock develops on the OTC Bulletin Board. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither we nor the selling security holders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock. Because the selling security holders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in such an activity. All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

  contains the toll-free telephone number for inquiries on disciplinary actions;

  defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

  contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

  the bid and ask prices for the penny stock;

  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

  the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

  a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Registration Statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 225,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of March 24, 2014 there were 102,506,667 issued and outstanding shares of our common stock held by 46 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

Our audited financial statements for the 12 month periods ended January 31, 2013 and January 31, 2012 have been included in this Prospectus in reliance upon Sadler Gibb & Associates LLC, an independent registered public accounting firm, as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

Forward-Looking Statements

This Prospectus contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

General Overview

We were incorporated in the State of Nevada on February 2, 2005. Our original business plan was to develop fuel cell technology and produce fuel cells in China for indoor forklifts, scooters, underwater equipment (e.g. shallow underwater sightseeing submarines) that require a small size, longevity of use and silent operation. During fiscal 2008 we suspended the development of our products and business plan until we were able raise sufficient additional financing.

Since the suspension of our original business plan, our management has been analyzing various alternatives available to our company to ensure our survival and to preserve our shareholder's investment in our common shares.

On July 31, 2012, we filed Articles of Merger with the Nevada Secretary of State to change the name of the company from “Intervia Inc.” to “Blue Sky Petroleum Inc.”, by way of a merger with our wholly-owned subsidiary Blue Sky Petroleum Inc., which was created solely for the name change.

Also on July 31, 2012, we filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized and issued and outstanding shares of common stock on a 3 new for 1 old basis and, consequently, our authorized capital increased from 75,000,000 to 225,000,000 and correspondingly, our issued and outstanding shares of common stock increased from 15,740,000 to 47,220,000 shares of common stock, all with a par value of $0.001. These amendments became effective on August 7, 2012 upon approval from the Financial Industry Regulatory Authority (“FINRA”).

Effective September 19, 2012, our stock symbol changed from “ITVA” to “BSKY” to better reflect the new name of our company. The symbol change became effective with the Over-the-Counter Bulletin Board at the opening of trading on September 19, 2012. Our CUSIP number is 09605G 104. To date there has been a single trade of our common shares occurring on April 8, 2013 and no subsequent trading.

Our Current Business

During our last two fiscal years, we have been a company with no operations.

On July 15, 2010, we entered into an option agreement to purchase a 100% undivided right, title and interest in the Proteus property located near Cobalt, Ontario, an area known historically for the mining of silver ore. The Proteus Property consists of three mineral claims comprised of nine units covering approximately 360 acres located in the Larder Lake Mining Division in Ontario, Canada. In order to acquire the Proteus Property pursuant to the agreement, our company was to make the cash payments and incur amounts on exploration and development.

We have been unsuccessful in raising additional capital for this exploration project and therefore do not have sufficient funds to make the required option payments. Consequently, effective August 13, 2012, we entered into an assignment agreement among Timber Wolf Gold Inc., a Nevada corporation and Gino Chitaroni, wherein we have assigned all of our rights, title and interest in and to the option agreement for the Proteus Property to Timber Wolf, with no further obligations to our company.

We continue to look for properties and opportunities. However, at this time we have not yet been successful in securing a suitable transaction.

Effective May 21, 2013, our company entered into a debt settlement and subscription agreement with Patrick Laferriere, our company’s former officer and director, for the issuance of 286,667 shares of common stock at a deemed price of $0.50 per share to settle debt owed to Mr. Laferriere in the amount of $86,468.

Competition

Currently our company has no mineral or other resource properties. We have been, and may become again, a development stage resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new properties. Many of the resource exploration companies with whom we intend compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit, on exploration of their properties and on development of their properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of properties. This competition could result in competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration. This competition could adversely impact on our ability to finance exploration and to achieve the financing necessary for us to develop any resource properties that we may acquire.

Compliance with Government Regulation

We are committed to complying with and have been, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our former properties. We cannot predict the extent to which Government Regulation will affect our company or our future properties, if any.

Research and Development Expenditures

We have not incurred any research and development expenditures during the fiscal years ended January 31, 2012 and January 31, 2013 or subsequently. We do not intend to allocate any funds to research and development in the foreseeable future.

Purchase of Significant Equipment

We have not purchased any significant equipment during the fiscal years ended January 31, 2012 and January 31, 2013 or subsequently. We do not intend to purchase any significant equipment in the foreseeable future.

Employees

Currently, we do not have any employees. Additionally, we have not entered into any consulting or employment agreements with our president, chief executive officer, treasurer, secretary or chief financial officer. Our directors, executive officers and certain contracted individuals play an important role in the running of our company. We do not expect any material changes in the number of employees in the foreseeable future. We do and will continue to outsource contract employment as needed.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark, and have not registered any rights for protection under copyright.

Description of Property

Executive Offices

As of the date of this Prospectus, our executive and administrative offices are located at 17470 N. Pacesetter Way, Scottsdale, AZ 85255. Our telephone number is (480) 305-2041.

Mineral Properties

We do not hold any right, title, or interest in any mineral properties as at the date of this Registration Statement.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, executive officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock became quoted on the OTC Bulletin Board on August 21, 2006 under the trading symbol “ITVA”. On June 19, 2009 our symbol was removed from the OTC Bulletin Board for failure to file. Effective September 19, 2012, our stock symbol changed from “ITVA” to “BSKY”. The symbol change became effective and was returned to quotation on the Over-the-Counter Bulletin Board at the opening of trading on September 19, 2012. Our CUSIP number is 09605G 104. To date there has been a single trade of our common shares occurring on April 8, 2013 and no subsequent trading.

Holders

Our shares are issued in registered form. Pacific Stock Transfer Inc., 500 E Warm Springs Road, Las Vegas, NV 89119 (Telephone: (702) 361-3033; Facsimile: (702) 433-1979) is the registrar and transfer agent for our common shares.

On March 24, 2014, our shareholders' list showed 46 registered shareholders and 102,506,667common shares outstanding.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

Equity Compensation Plans

To date we have not adopted any equity compensation plan for the compensation of our directors, officers, employees or consultants.

FINANCIAL STATEMENTS

Our unaudited financial statements for the nine month period ended October 31, 2013and our audited financial statements for the fiscal years ended January 31, 2013 and January 31, 2012 are included in this prospectus. . Our financial statements are prepared in accordance with United States generally accepted accounting principles and are stated in United States Dollars (US$). The financial statements appear beginning on page F-1.

BLUE SKY PETROLEUM INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
October 31, 2013
(Unaudited)

Balance Sheets	F–1

Statements of Operations	F–2

Statements of Cash Flows	F–3

Notes to Financial Statements	F–4

BLUE SKY PETROLEUM INC.
(An Exploration Stage Company)
BALANCE SHEETS
(Stated in US Dollars)

	October 31,	January 31,
	2013	2013
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$8,678	$39,309

TOTAL CURRENT ASSETS	8,678	39,309

TOTAL ASSETS	$8,678	$39,309

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2,892	$17,715
Notes payable	-	86,468
Due to a related party	42,326	-

TOTAL LIABILITIES	45,218	104,183

STOCKHOLDERS’ DEFICIT
Capital stock
Authorized 225,000,000 common shares, $0.001 par value, Issued and outstanding 102,506,667 common shares (January 31, 2013 – 102,220,000)	102,507	102,220
Additional paid-in capital	495,287	352,240
Deficit accumulated during the exploration stage	(634,334)	(519,334)

TOTAL STOCKHOLDERS’ DEFICIT	(36,540)	(64,874)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$8,678	$39,309

The accompanying notes are an integral part of these unaudited financial statements

BLUE SKY PETROLEUM INC.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Stated in US Dollars)
(Unaudited)

					February 2,
	Three	Three	Nine	Nine	2005
	months	months	months	months	(Inception)
	ended	ended	ended	ended	to
	October 31,	October 31,	October 31,	October 31,	October 31,
	2013	2012	2013	2012	2013

Operating expenses
Donated services	$-	$-	$-	$-	$4,500
Exploration expenses	-	1,352	-	1,352	75,000
Loss on sale of resource property	-	50,000	-	50,000	50,000
Management compensation	8,000	-	26,000	-	36,000
Professional fees	2,915	17,237	16,204	32,217	341,568
General and administrative	8,224	20,810	15,930	26,865	70,400
Total operating expenses	19,139	89,399	58,134	110,434	577,468
Net loss before other expenses	(19,139)	(89,399)	(58,134)	(110,434)	(577,468)

Other expenses
Loss on settlement of debt	-	-	(56,866)	-	(56,866)
Total other expenses	-	-	(56,866)	-	(56,866)

Net loss	$(19,139)	$(89,399)	$(115,000)	$(110,434)	$(634,334)

Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding - basic and diluted	102,506,667	47,220,000	102,391,160	47,204,727

The accompanying notes are an integral part of these unaudited financial statements

BLUE SKY PETROLEUM INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Stated in US Dollars)
(Unaudited)

			February 2,
	Nine months	Nine months	2005
	ended	ended	(Inception) to
	October 31,	October 31,	October 31,
	2013	2012	2013

Operating Activities
Net loss	$(115,000)	$(110,434)	$(634,334)
Adjustments to reconcile net loss to net cash used by operating activities:
Loss on debt settlement	56,866	-	56,866
Donated services	-	-	4,500
Expenses paid by Company shareholder	1,326	160	10,516
Loss on sale of resource property	-	50,000	50,000

Changes in working capital:
Prepaid expenses	-	1,352	-
Due to related party	8,000	-	8,000
Accounts payable and accrued liabilities	(14,823)	(7,419)	2,892

Net cash used in operating activities	(63,631)	(66,341)	(501,560)

Investing Activities
Acquisition of resource property	-	-	(50,000)

Net cash used in investing activities	-	-	(50,000)

Financing Activities
Proceeds from notes payable	-	-	97,278
Repayment on notes payable	-	-	(20,000)
Proceeds from related party payable	33,000	-	33,000
Proceeds from the issuance of capital stock	-	-	280,000
Proceeds from stock subscriptions payable	-	-	169,960

Net cash provided by financing activities	33,000	-	560,238

Net Changes in Cash	(30,631)	(66,341)	8,678

Cash at Beginning of Period	39,309	66,341	-

Cash at End of Period	$8,678	$-	$8,678

Supplemental Disclosures of Cash Flow Information

Cash Paid For:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Non-Cash Financing Activities:
Common stock issued for subscriptions payable	$-	$70,000	$169,960
Common stock issued for debt	$86,468	$-	$86,468

The accompanying notes are an integral part of these unaudited financial statements

BLUE SKY PETROLEUM INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2013 and January 31, 2013
(Stated in US Dollars)
(Unaudited)

1. NATURE OF BUSINESS

The Company was incorporated in the State of Nevada on February 2, 2005. The Company was previously in the business of developing fuel cell products in China. During fiscal 2008, the Company suspended the development of their fuel cell products due to the inability to raise sufficient additional financing. Management is currently focusing on identifying, evaluating and negotiating new business opportunities. Effective July 31, 2012, the Company through a merger with a wholly-owned subsidiary changed its name from Intervia Inc. to Blue Sky Petroleum Inc. (the “Company”).

The Company is considered to be an exploration stage company and has not generated any revenues from operations. The Company’s shares were de-listed from the OTC-BB subsequent to filing the Form 10-Q for the period ended October 31, 2008. The Company has not been in compliance with the filing requirements of the Securities Exchange Commission (“SEC”). The Company is currently in the process of completing all the required filings with the SEC to enable the Company to reinstate its shares for trading on the OTC-BB. The Company intends to obtain additional funding by borrowing funds from its director and officer, or by private placement of common stock. There can be no assurance that the Company will be successful in its efforts to raise additional financing or if financing is available, that it will be on terms that are acceptable to the Company.

2. GOING CONCERN

The Company’s unaudited interim financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management’s plan to support the Company in its operations and to maintain its business strategy is to raise funds through public offerings and to rely on officers and directors to perform essential functions with minimal compensation. If the Company does not raise all of the money it needs from public offerings, it will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from its officers, directors or others. If the Company requires additional cash and is unable to raise it, it will either have to suspend operations until the cash is raised, or cease business entirely.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying unaudited interim financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

BLUE SKY PETROLEUM INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2013 and January 31, 2013
(Stated in US Dollars)
(Unaudited)

3. BASIS OF PRESENTATION

Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the rules and regulations of the Securities and Exchange Commission. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended January 31, 2013 included in the Company’s Form 10-K filed with the Securities and Exchange Commission. The unaudited interim financial statements should be read in conjunction with those financial statements included in the Form 10-K. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended October 31, 2013 are not necessarily indicative of the results that may be expected for the year ending January 31, 2014.

4. RELATED PARTY TRANSACTIONS

During the period ended October 31, 2013, the Company paid or accrued management compensation of $26,000 (2012 - $nil) to a director of the Company.

As at October 31, 2013, the Company is indebted to a Director of the Company in the amount of $42,326 (January 31, 2013 - $nil). Of this total, $1,326 was for operating expenses paid on the Company’s behalf, $8,000 is for accrued compensation and $33,000 was cash advanced to the Company. The amount is unsecured, bears no interest, and due on demand.

5. NOTES PAYABLE

As of January 31, 2012, the Company was indebted to its President at the time in the amount of $106,308. During the year ended January 31, 2013, the Company had $160 in expenses paid on its behalf and the Company made cash payments of $20,000, leaving a balance due of $86,468 as of January 31, 2013. During the period ended October 31, 2013, the Company entered into a debt settlement and a share subscription agreement for the issuance of 286,667 shares of common stock at a deemed price of $0.50 per share to settle the above debt in the amount of $86,468 (Note 6). The $0.50 per share was the market price on the date closest to the date the stock was issued. A loss of $56,866 was recognized on the debt settlement. As of October 31, 2013, there was no balance owing to the former President.

BLUE SKY PETROLEUM INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2013 and January 31, 2013
(Stated in US Dollars)
(Unaudited)

6. COMMON STOCK

On July 31, 2012, the Company effected a three (3) new for one (1) old forward stock split of authorized and issued and outstanding shares of common stock. The effect of the three-for-one stock split has been applied retroactively to reflect the change.

The Company is authorized to issue 225,000,000 shares of its $0.001 par value common stock. At October 31, 2013, the Company had 102,506,667 shares issued and outstanding. At January 31, 2013, the Company had 102,220,000 shares issued and outstanding.

At October 31, 2013 and January 31, 2013 the Company had no issued or outstanding stock options or warrants.

At January 31, 2012, the Company had received $70,000 in advance for the issuance of 420,000 shares of common stock at a price of $0.1667 per share. On February 10, 2012, these shares of common stock were issued in full satisfaction of the stock subscription payable.

On December 27, 2012, the Company received $110,000 for the issuance of 55,000,000 shares of common stock at a price of $0.002 per share.

During the period ended October 31, 2013, the Company issued 286,667 shares of common stock at a deemed price of $0.50 per share to settle a debt of $86,468 (Note 5).

7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from October 31, 2013, through the date of this report, and determined there are no additional items to disclose.

BLUE SKY PETROLEUM INC.
(formerly Intervia Inc.)

(An Exploration Stage Company)

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS
AND
FINANCIAL STATEMENTS

January 31, 2013 and 2012
(Stated in US Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Blue Sky Petroleum, Inc.
(formerly Intervia Inc.)
An Exploration Stage Company

We have audited the accompanying balance sheets of Blue Sky Petroleum, Inc. (the “Company”) as of January 31, 2013 and 2012 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended and for the cumulative period from inception on February 2, 2005 through January 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Blue Sky Petroleum, Inc. as of January 31, 2013 and 2012, and the results of their operations and cash flows for the years then ended and for the cumulative period from inception on February 2, 2005 through January 31, 2013, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had accumulated losses of $519,334 for the period from inception through January 31, 2013 which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC
Salt Lake City, UT
May 8, 2013

BLUE SKY PETROLEUM INC.
(formerly Intervia Inc.)
(An Exploration Stage Company)
BALANCE SHEETS
(Stated in US Dollars)

	January 31,	January 31,
	2013	2012

ASSETS

CURRENT ASSETS
Cash	$39,309	$66,341
Prepaid expenses	-	1,352

TOTAL CURRENT ASSETS	39,309	67,693

RESOURCE PROPERTY	-	50,000

TOTAL ASSETS	$39,309	$117,693

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$17,715	$35,224
Notes payable	86,468	106,308

TOTAL LIABILITIES	104,183	141,532

STOCKHOLDERS’ DEFICIT
Capital stock
Authorized
225,000,000 common shares, $0.001 par value,
Issued and outstanding
102,220,000 common shares (2012 – 46,800,000)	102,220	15,600
Stock subscriptions payable	-	70,000
Additional paid-in capital	352,240	258,860
Deficit accumulated during the exploration stage	(519,334)	(368,299)

TOTAL STOCKHOLDERS’ DEFICIT	(64,874)	(23,839)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$39,309	$117,693

The accompanying notes are an integral part of these financial statements

BLUE SKY PETROLEUM INC.
(formerly Intervia Inc.)
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Stated in US Dollars)

					February 2,
		Year	Year		2005
		ended	ended		(Inception) to
		January 31,	January 31,		January 31,
		2013	2012		2013

Operating expenses
Donated services	$	- $	- $		4,500
Exploration expenses		1,352	73,648		75,000
Loss on sale of resource property		50,000	-		50,000
Management salaries		10,000	-		10,000
Professional fees		59,700	71,160		325,364
General and administrative		29,983	15,830		54,470

Net loss		$(151,035)	$(160,638	) $	(519,334)

Basic and diluted loss per share		$(0.00)	$(0.00)

Weighted average number of shares outstanding – basic and diluted		52,619,508	48,638,631

The accompanying notes are an integral part of these financial statements

BLUE SKY PETROLEUM INC.
(formerly Intervia Inc.)
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ DEFICIT
(Stated in US Dollars)

					Deficit
					Accumulated
			Additional	Stock	During the
	Common Stock		Paid-in	Subscriptions	Exporation
	Shares	Amount	Capital	Payable	Stage	Total

Balance, February 2, 2005, (Date of Inception)	-	$-	$-	$-	$-	$-
Capital stock issued for cash	10,500,000	10,500	59,500	-	-	70,000
Net loss	-	-	-	-	(4,013)	(4,013)
Balance, January 31, 2006	10,500,000	10,500	59,500	-	(4,013)	65,987
Donated services	-	-	4,500	-	-	4,500
Net loss	-	-	-	-	(78,772)	(78,772)
Balance, January 31, 2007	10,500,000	10,500	64,000	-	(82,785)	(8,285)
Net loss	-	-	-	-	(33,845)	(33,845)
Balance, January 31, 2008	10,500,000	10,500	64,000	-	(116,630)	(42,130)
Net loss	-	-	-	-	(41,175)	(41,175)
Balance, January 31, 2009	10,500,000	10,500	64,000	-	(157,805)	(83,305)
Net loss	-	-	-	-	(18,855)	(18,855)
Balance, January 31, 2010	10,500,000	10,500	64,000	-	(176,660)	(102,160)
Cash received for stock subscriptions payable	-	-	-	99,960	-	70,000
Net loss	-	-	-	-	(31,001)	(31,001)
Balance, January 31, 2011	10,500,000	10,500	64,000	99,960	(207,661)	(33,201)
Capital stock issued for stock subscriptions payable	36,000,000	36,000	63,960	(99,960)	-	-
Capital stock issued for cash	300,000	300	99,700	-	-	100,000
Cash received for stock subscriptions payable	-	-	-	70,000	-	70,000
Net loss	-	-	-	-	(160,638)	(160,638)
Balance, January 31, 2012	46,800,000	46,800	227,660	70,000	(368,299)	(23,839)
Capital stock issued for stock subscriptions payable	420,000	420	69,580	(70,000)	-	-
Capital stock issued for cash	55,000,000	55,000	55,000	-	-	110,000
Net loss	-	-	-	-	(151,035)	(151,035)
Balance, January 31, 2013	102,220,000	$102,220	$352,240	$-	$(519,334)	$(64,874)

The accompanying notes are an integral part of these financial statements

BLUE SKY PETROLEUM INC.
(formerly Intervia Inc.)
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Stated in US Dollars)

			February 2,
	Year	Year	2005
	ended	ended	(Inception) to
	January 31,	January 31,	January 31,
	2013	2012	2013

Operating Activities
Net loss	$(151,035)	$(160,638)	$(519,334)
Adjustments to reconcile net loss to net cash used by operating activities:
Donated capital	-	-	4,500
Expenses paid by Company shareholder	160	9,030	9,190
Loss on sale of resource property	50,000	-	50,000
Changes in working capital:
Prepaid expenses	1,352	(1,352)	-
Accounts payable and accrued liabilities	(17,509)	21,058	17,715

Net cash used in operating activities	(117,032)	(131,902)	(437,929)

Investing Activities
Acquisition of resource property	-	(25,000)	(50,000)

Net cash used in investing activities	-	(25,000)	(50,000)

Financing Activities
Proceeds from notes payable	-	19,335	97,278
Repayment on notes payable	(20,000)	-	(20,000)
Proceeds from the issuance of capital stock	110,000	100,000	280,000
Proceeds from stock subscriptions payable	-	70,000	169,960

Net cash provided by financing activities	90,000	189,335	527,238

Net Changes in Cash	(27,032)	32,433	39,309

Cash at Beginning of Year	66,341	33,908	-

Cash at End of Year	$39,309	$66,341	$39,309

Supplemental Disclosures of Cash Flow Information

Cash Paid For:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Non-Cash Financing Activities:
Common stock issued for subscriptions payable	$70,000	$99,960	$169,960

The accompanying notes are an integral part of these financial statements

BLUE SKY PETROLEUM INC.
(formerly Intervia Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2013 and 2012
(Stated in US Dollars)

1. NATURE OF BUSINESS

The Company was incorporated in the State of Nevada on February 2, 2005. The Company was previously in the business of developing fuel cell products in China. During fiscal 2008, the Company suspended the development of their fuel cell products due to the inability to raise sufficient additional financing. Management is currently focusing on identifying, evaluating and negotiating new business opportunities. Effective July 31, 2012, the Company through a merger with a wholly-owned subsidiary changed its name from Intervia Inc. to Blue Sky Petroleum Inc. (the “Company”).

The Company is considered to be an exploration stage company and has not generated any revenues from operations. The Company’s shares were de-listed from the OTC-BB subsequent to filing the Form 10-Q for the period ended October 31, 2008. The Company has not been in compliance with the filing requirements of the Securities Exchange Commission (“SEC”). The Company is currently in the process of completing all the required filings with the SEC to enable the Company to reinstate its shares for trading on the OTC-BB. The Company will obtain additional funding by borrowing funds from its director and officer, or by private placement of common stock. There can be no assurance that the Company will be successful in its efforts to raise additional financing or if financing is available, that it will be on terms that are acceptable to the Company.

2. GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management’s plan to support the Company in its operations and to maintain its business strategy is to raise funds through public offerings and to rely on officers and directors to perform essential functions with minimal compensation. If the Company does not raise all of the money it needs from public offerings, it will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from its officers, directors or others. If the Company requires additional cash and is unable to raise it, it will either have to suspend operations until the cash is raised, or cease business entirely.

The ability of the Company to continue is a going concern and is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in U.S. dollars, the Company’s functional currency. The Company has elected a January 31 year end.

BLUE SKY PETROLEUM INC.
(formerly Intervia Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2013 and 2012
(Stated in US Dollars)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates and assumptions. Significant areas requiring the use of management estimates relate to the expected tax rates for future income tax recoveries and determining the fair values of financial instruments and the carrying value of the resource property.

Mineral Properties

Costs of acquiring mineral properties are capitalized by project area upon purchase of the associated claims. Costs to maintain the mineral rights and leases are expensed as incurred. When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves.

Mineral properties are periodically assessed for impairment of value and any diminution in value. As of January 31, 2013, the Company has written off its mineral property due to assignment of its interest in the mineral property to a third party.

Long-Lived Assets

We review our long-lived assets for impairment annually or when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value (less the projected cost associated with selling the asset). To the extent carrying values exceed fair values, an impairment loss is recognized in operating results.

Mineral Exploration and Development Costs

All exploration expenditures are expensed as incurred. Significant property acquisition payments for active exploration properties are capitalized. If no minable ore body is discovered, previously capitalized costs are expensed in the period the property is abandoned. Expenditures to develop new mines, to define further mineralization in existing ore bodies, and to expand the capacity of operating mines, are capitalized and amortized on a unit of production basis over proven and probable reserves.

Should a property be abandoned, its capitalized costs are charged to operations. The Company charges to operations the allocable portion of capitalized costs attributable to properties abandoned. Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

BLUE SKY PETROLEUM INC.
(formerly Intervia Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2013 and 2012
(Stated in US Dollars)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company accounts for uncertainty in income taxes by prescribing the recognition threshold that a tax position is required to meet before any part of the benefit of that position may be recognized in the financial statements.

Basic and Diluted Loss per Share

Basic loss per share is computed using the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if potentially dilutive securities were exercised or converted to common stock. The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the “if converted” method. For the years presented, diluted loss per share is equal to basic loss per share as the Company does not have any dilutive securities.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, mineral properties, accounts payable, accrued liabilities, and amounts due to related parties. We believe that the recorded values of all of our financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Reclassification

The Company has made certain reclassifications in the balance sheet and stockholders’ deficit from the prior year to make the financial statements consistent with the current year balances.

BLUE SKY PETROLEUM INC.
(formerly Intervia Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2013 and 2012
(Stated in US Dollars)

4. RELATED PARTY TRANSACTIONS

During the year ended January 31, 2013, the Company paid management salaries of $10,000 (2012 - $nil) to a former director and a director of the Company.

5. NOTES PAYABLE

As of January 31, 2012, the Company owed $106,308 to a non-related party. During the year ended January 31, 2013, the Company had $160 in expenses paid on its behalf and the Company made cash payments of $20,000, leaving a balance due of $86,468 as of January 31, 2013. The amount owing is unsecured, bears no interest, and due on demand.

6. COMMON STOCK

On July 31, 2012, the Company effected a three (3) new for one (1) old forward stock split of authorized and issued and outstanding shares of common stock. The effect of the three-for-one stock split has been applied retroactively to reflect the change.

The Company is authorized to issue 225,000,000 (pre stock-split – 75,000,000) shares of its $0.001 (pre stock-split –$0.001) par value common stock. At January 31, 2013 and 2012, the Company had 102,220,000 (pre stock-split –70,740,000) and 46,800,000 (pre stock-split – 15,600,000) shares issued and outstanding respectively.

At January 31, 2013 and 2012 the Company had no issued or outstanding stock options or warrants.

At January 31, 2011, the Company had received $99,960 in advance for the issuance of 36,000,000 (pre stock-split –12,000) shares of common stock at a price of $0.00278 (pre stock-split – $0.00833) per share. On March 4, 2011, these shares of common stock were issued in full satisfaction of the stock subscription payable.

On July 14, 2011, the Company issued 300,000 (pre stock-split – 100,000) shares of capital stock for cash at $0.3333 (pre stock-split – $1.00) per share, for an aggregate value of $100,000.

At January 31, 2012, the Company had received $70,000 in advance for the issuance of 420,000 (post stock-split –140,000) shares of common stock at a price of $0.1667 (pre stock-split – $0.50) per share. On February 10, 2012, these shares of common stock were issued in full satisfaction of the stock subscription payable.

On December 27, 2012, the Company received $110,000 for the issuance of 55,000,000 (post stock-split) shares of common stock at a price of $0.002 (post stock-split) per share.

BLUE SKY PETROLEUM INC.
(formerly Intervia Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2013 and 2012
(Stated in US Dollars)

7. RESOURCE PROPERTY

Proteus Property

On July 15, 2010, the Company entered into an Option Agreement, wherein acquired an exclusive options to purchase of a 100% interest in the Proteus Property which is located near Cobalt, Ontario, Canada.

The Company was unsuccessful in raising additional capital for this exploration project and therefore do not have sufficient funds to make the required option payments. Consequently, effective August 13, 2012, the Company entered into an assignment agreement among Timber Wolf Gold Inc., a Nevada corporation (“Timber Wolf”) and Gino Chitaroni, wherein the Company have assigned all of its rights, title and interest in and to the option agreement for the Property to Timber Wolf, with no further obligations to the company.

8. INCOME TAXES

The Company is subject to United States federal and state income taxes at an approximate rate of 34%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	2013	2012
Net loss before income taxes	$(176,574)	$(160,638)
Statutory tax rate	34%	34%
Income tax recovery	(51,352)	(54,620)
Valuation allowance	51,352	54,620
	$-	$-

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards, regardless of their time of expiry.

The Company has not filed income tax returns since inception. Tax authorities prescribe penalties for failing to file certain tax returns and supplemental disclosures. Upon filing there could be penalties and interest assessed. Such penalties vary by jurisdiction and by assessing practices and authorities. As the Company has incurred losses since inception there would be no known or anticipated exposure to penalties for income tax liability. However, certain jurisdictions may assess penalties for failing to file returns and other disclosures and for failing to file other supplementary information associated with foreign ownership, activities, debt and equity positions. Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material. Management’s assessment is subject to uncertainty.

BLUE SKY PETROLEUM INC.
(formerly Intervia Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2013 and 2012
(Stated in US Dollars)

8. INCOME TAXES (Continued)

No provision for income taxes has been provided in these financial statements due to the net loss for the years ended January 31, 2013 and 2012. At January 31, 2013, the Company has net operating loss carryforwards, which expire commencing in 2032 The potential tax benefit of these losses may be limited due to certain change in ownership provisions under Section 382 of the Internal Revenue Code (“IRS”) and similar state provisions.

IRS Section 382 places a limitation (the “Section 382 Limitation”) on the amount of taxable income which can be offset by net operating loss carryforwards after a change in control (generally greater than a 50% change in ownership) of a loss corporation. Generally, after a control change, a loss corporation cannot deduct operating loss carryforwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, utilization of the net operating loss and tax credit carryforwards may be subject to an annual limitation regarding their utilization against taxable income in future periods. The Company has not concluded its analysis of Section 382 through January 31, 2013, but believes that the provisions will not limit the availability of losses to offset future income.

9. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from January 31, 2013, through the date of this report, and determined there are no additional items to disclose.

INTERVIA INC.

(An Exploration Stage Company)

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS AND

FINANCIAL STATEMENTS

January 31, 2012 and 2011

SADLER, GIBB & ASSOCIATES, L.L.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Intervia, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Intervia, Inc. as January 31, 2012, and the related statement of operations, stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Intervia, Inc. as of January 31, 2011, were audited by other auditors whose report dated May 2, 2011, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Intervia, Inc. as of January 31, 2012, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had accumulated losses of $368,299 as of January 31, 2012, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC
Salt Lake City, UT
May 14, 2012

INTERVIA INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
(Stated in US Dollars)

	January 31,	January 31,
	2012	2011

ASSETS

CURRENT ASSETS
Cash	$66,341	$33,908
Prepaid expenses	1,352	-
Total Current Assets	67,693	33,908

RESOURCE PROPERTY	50,000	25,000

TOTAL ASSETS	$117,693	$58,908

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$35,224	$14,166
Due to related parties	106,308	77,943

TOTAL LIABILITIES	141,532	92,109

STOCKHOLDERS’ DEFICIT
Capital stock
Authorized:
75,000,000 common shares, $0.001 par value,
Issued and outstanding:
15,600,000 common shares (January 31, 2011 – 3,500,000)	15,600	3,500
Stock subscriptions payable	70,000	99,960
Additional paid-in capital	258,860	71,000
Deficit accumulated during the exploration stage	(368,299)	(207,661)

TOTAL STOCKHOLDERS’ DEFICIT	(23,839)	(33,201)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$117,693	$58,908

INTERVIA INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
(Stated in US Dollars)

			February 2,
	Year	Year	2005
	ended	ended	(Inception) to
	January 31,	January 31,	January 31,
	2012	2011	2012

Operating expenses
Donated services	$-	$-	$4,500
Exploration expenses	73,648		73,648
Professional fees	71,160	28,215	265,664
General and administrative	15,830	2,786	24,487

Net loss	$(160,638)	$(31,001)	$(368,299)

Basic and diluted loss per share	$(0.01)	$(0.01)

Weighted average number of shares outstanding – basic and diluted	16,212,877	3,500,000

INTERVIA INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
(Stated in US Dollars)

					Deficit
					Accumulated
			Additional	Stock	During the
	Common Stock		Paid-in	Subscriptions	Development
	Shares	Amount	Capital	Payable	Stage	Total
Balance, February 2, 2005, (Date of Inception)	-	$-	$-	$-	$-	$-
Capital stock issued for cash	3,500,000	3,500	66,500	-	-	70,000
Net loss	-	-	-	-	(4,013)	(4,013)
Balance, January 31, 2006	3,500,000	3,500	66,500	-	(4,013)	65,987
Donated services	-	-	4,500	-	-	4,500
Net loss	-	-	-	-	(78,772)	(78,772)
Balance, January 31, 2007	3,500,000	3,500	71,000	-	(82,785)	(8,285)
Net loss	-	-	-	-	(33,845)	(33,845)
Balance, January 31, 2008	3,500,000	3,500	71,000	-	(116,630)	(42,130)
Net loss	-	-	-	-	(41,175)	(41,175)
Balance, January 31, 2009	3,500,000	3,500	71,000	-	(157,805)	(83,305)
Net loss	-	-	-	-	(18,855)	(18,855)
Balance, January 31, 2010	3,500,000	3,500	71,000	-	(176,660)	(102,160)
Stock subscriptions payable	-	-	-	99,960	-	99,960
Net loss	-	-	-	-	(31,001)	(31,001)
Balance, January 31, 2011	3,500,000	$3,500	$71,000	$99,960	$(207,661)	$(33,201)
Capital stock issued for stock subscriptions payable	12,000,000	12,000	87,960	(99,960)	-	-
Capital stock issued for cash	100,000	100	99,900	-	-	100,000
Cash received for stock subscriptions payable	-	-	-	70,000	-	70,000
Net loss	-	-	-	-	(160,638)	(160,638)
Balance, January 31, 2012	15,600,000	$15,600	$258,860	$70,000	$(368,299)	$(23,839)

INTERVIA INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Stated in US Dollars)

				February 2,
				2005
	Year	Year		(Inception)
	ended	ended		to
	January 31,	January 31,		January 31,
	2012	2011		2012

Operating Activities
Net loss	$(160,638)	$(31,001	) $	(368,299)
Adjustments to reconcile net loss to net cash used by operating activities:
Donated capital	-	-		4,500
Expenses paid by Company shareholder	9,030	-		9,030
Changes in working capital:
Prepaid expenses	(1,352)	(13,465)		(1,352)
Accounts payable and accrued liabilities	21,058	(13,465)		35,224

Net cash used in operating activities	(131,902)	(44,466)		(320,897)

Investing Activities
Acquisition of resource property	(25,000)	(25,000)		(50,000)

Net cash used in investing activities	(25,000)	(25,000)		(50,000)

Financing Activities
Proceeds from related party payable	19,335	3,414		97,278
Proceeds from the issuance of capital stock	100,000	-		170,000
Proceeds from stock subscriptions payable	70,000	99,960		169,960

Net cash provided by financing activities	189,335	103,374		437,238

Net Increase in Cash	32,433	33,908		66,341
Cash at Beginning of Year	33,908	-		-

Cash at End of Year	$66,341	$33,908		$66,341

Supplemental Disclosures of Cash Flow Information

Cash Paid For:
Interest	$-	$-		$-
Income taxes	$-	$-		$-

Non-Cash Financing Activities:
Common stock issued for subscriptions payable	$99,960	$-		$99,960

INTERVIA INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2012 and 2011
(Stated in US Dollars)

1. NATURE OF BUSINESS

Intervia, Inc. (the “Company”) was incorporated in the State of Nevada on February 2, 2005. The Company was previously in the business of developing fuel cell products in China. During fiscal 2008, the Company suspended the development of their fuel cell products due to the inability to raise sufficient additional financing. Management is currently focusing on identifying, evaluating and negotiating new business opportunities.

The Company is considered to be an exploration stage company and has not generated any revenues from operations. The Company’s shares were de-listed from the OTC-BB subsequent to filing the Form 10-Q for the period ended October 31, 2008. The Company has not been in compliance with the filing requirements of the Securities Exchange Commission (“SEC”). The Company is currently in the process of completing all the required filings with the SEC to enable the Company to reinstate its shares for trading on the OTC-BB. The Company will obtain additional funding by borrowing funds from its director and officer, or by private placement of common stock. There can be no assurance that the Company will be successful in its efforts to raise additional financing or if financing is available, that it will be on terms that are acceptable to the Company.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of January 31, 2012, the Company has not yet achieved profitable operations and has accumulated a deficit of $368,299 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time which raises substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

Management is also aware that material uncertainties exist, related to current economic conditions, which could cast doubt about the entity’s ability to continue to finance its activities. It is expected that the Company will incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in U.S. dollars, the Company’s functional currency. The Company has elected a January 31 year end.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates and assumptions. Significant areas requiring the use of management estimates relate to the expected tax rates for future income tax recoveries and determining the fair values of financial instruments and the carrying value of the resource property.

Other Comprehensive Income

The Company follows standards for the reporting and display of comprehensive income (loss) and its components in the financial statements. During the years ended January 31, 2012 and 2011, the Company had no components that would cause comprehensive loss to be different than net loss.

INTERVIA INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2012 and 2011
(Stated in US Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mineral Properties

Costs of acquiring mineral properties are capitalized by project area upon purchase of the associated claims. Costs to maintain the mineral rights and leases are expensed as incurred. When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves.

Mineral properties are periodically assessed for impairment of value and any diminution in value. As of January 31, 2012, the Company recorded no impairments related to its mineral properties.

Long-Lived Assets

We review our long-lived assets for impairment annually or when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value (less the projected cost associated with selling the asset). To the extent carrying values exceed fair values, an impairment loss is recognized in operating results.

Mineral Exploration and Development Costs

All exploration expenditures are expensed as incurred. Significant property acquisition payments for active exploration properties are capitalized. If no minable ore body is discovered, previously capitalized costs are expensed in the period the property is abandoned. Expenditures to develop new mines, to define further mineralization in existing ore bodies, and to expand the capacity of operating mines, are capitalized and amortized on a unit of production basis over proven and probable reserves.

Should a property be abandoned, its capitalized costs are charged to operations. The Company charges to operations the allocable portion of capitalized costs attributable to properties abandoned. Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company accounts for uncertainty in income taxes by prescribing the recognition threshold that a tax position is required to meet before any part of the benefit of that position may be recognized in the financial statements.

Basic and Diluted Loss per Share

Basic loss per share is computed using the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if potentially dilutive securities were exercised or converted to common stock. The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the “if converted” method. For the years presented, diluted loss per share is equal to basic loss per share as the Company does not have any dilutive securities.

INTERVIA INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2012 and 2011
(Stated in US Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, mineral properties, accounts payable, accrued liabilities, and amounts due to related parties. We believe that the recorded values of all of our financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU “) 2010-06, Improving Disclosures about Fair Value Measurements, which is included in the ASC Topic 820 (Fair Value Measurements and Disclosures). ASU 2010-06 requires new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. ASU 2010-06 also requires disclosures of activities, including purchases, sales, issuances, and a settlement within Level 3 fair value measurements and clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The implementation of the adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued ASU 2010-09, "Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements". The amendment eliminates the requirement for SEC filers to disclose the date through which subsequent events have been evaluated. This standard had no impact on the Company's financial statements.

INTERVIA INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2012 and 2011
(Stated in US Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

There are several new accounting pronouncements issued by FASB which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company's financial position or operating results.

3. RESOURCE PROPERTY

Proteus Property

On July 15, 2010, the Company entered into an Option Agreement that would provide for the purchase of a 100% interest in the Proteus Property which is located near Cobalt, Ontario, Canada.

To complete the option, the agreement requires the Company to make the following payments and incur the following amounts of exploration and development expenses:

a)	$25,000 upon the execution of the agreement (paid);
b)	an additional $25,000 cash (paid) and incur $75,000 in exploration expenditures (of which the Company has prepaid $1,352 and incurred $73,648) by July 15, 2011;
c)	an additional $25,000 cash and incur an additional $100,000 in exploration expenditures by July 15, 2012; and
d)	incur an additional $150,000 in exploration expenditures by July 15, 2013.

The property is subject to a 2% net smelter royalty, which the Company has the right to purchase in 2.5% increments for $500,000, on or before one (1) year from the date of production.

To January 31, 2012, the Company has incurred the following costs related to its resource property:

	January 31,	January 31,
	2012	2011
Acquisition cost	$50,000	$25,000
Exploration costs, beginning of year	$-	$-
Exploration	73,648	-
Exploration costs, end of year	$73,648	$-

4. RELATED PARTY TRANSACTIONS

As of January 31, 2009 the Company owed $74,529 to related parties. During the year ended January 31, 2011, the Company received $3,414 in additional cash loans from related parties, leaving a balance owed of $77,943 at January 31, 2011. During the year ended January 31, 2012, the Company received $19,335 in additional cash loans from related parties, and had $9,030 in expenses paid on its behalf by related parties. The amount owing is unsecured, bears no interest, and due on demand. All related party transactions are measured at the exchange amount which is the amount of consideration agreed to by the related parties.

INTERVIA INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2012 and 2011
(Stated in US Dollars)

5. COMMON STOCK

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock. At January 31, 2012 and 2011, the Company had 15,600,000 and 3,500,000 shares issued and outstanding respectively. At January 31, 2012 and 2011 the Company had no issued or outstanding stock options or warrants.

At January 31, 2011, the Company had received $99,960 in advance for the issuance of 12,000,000 shares of common stock at a price of $0.00833 per share. On January 12, 2011, these shares of common stock were issued in full satisfaction of the stock subscription payable.

On July 14, 2011, the Company issued 100,000 shares of capital stock for cash at $1.00 per share, for an aggregate value of $100,000.

At January 31, 2012, the Company had received $70,000 in advance for the issuance of 140,000 shares of common stock at a price $0.50 per share. On January 23, 2012, these shares of common stock were issued in full satisfaction of the stock subscription payable.

6. INCOME TAXES

The Company is subject to United States federal and state income taxes at an approximate rate of 34%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	2012	2011
Net loss before income taxes	$(160,638)	$(31,001)
Statutory tax rate	34%	34%
Income tax recovery	(54,620)	(10,540)
Valuation allowance	54,620	10,540
	$-	$-

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards, regardless of their time of expiry.

The Company has not filed income tax returns since inception. Tax authorities prescribe penalties for failing to file certain tax returns and supplemental disclosures. Upon filing there could be penalties and interest assessed. Such penalties vary by jurisdiction and by assessing practices and authorities. As the Company has incurred losses since inception there would be no known or anticipated exposure to penalties for income tax liability. However, certain jurisdictions may assess penalties for failing to file returns and other disclosures and for failing to file other supplementary information associated with foreign ownership, activities, debt and equity positions. Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material. Management’s assessment is subject to uncertainty.

No provision for income taxes has been provided in these financial statements due to the net loss for the years ended January 31, 2012 and 2011. At January 31, 2012, the Company has net operating loss carryforwards, which expire commencing in 2032 The potential tax benefit of these losses may be limited due to certain change in ownership provisions under Section 382 of the Internal Revenue Code (“IRS”) and similar state provisions.

INTERVIA INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2012 and 2011
(Stated in US Dollars)

6. INCOME TAXES (Continued)

IRS Section 382 places a limitation (the “Section 382 Limitation”) on the amount of taxable income which can be offset by net operating loss carryforwards after a change in control (generally greater than a 50% change in ownership) of a loss corporation. Generally, after a control change, a loss corporation cannot deduct operating loss carryforwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, utilization of the net operating loss and tax credit carryforwards may be subject to an annual limitation regarding their utilization against taxable income in future periods. The Company has not concluded its analysis of Section 382 through January 31, 2012, but believes that the provisions will not limit the availability of losses to offset future income.

7. SUBSEQUENT EVENTS

On February 10, 2012, the Company issued 140,000 shares of common stock at a price of $0.50 per share for $70,000 received in January 2012 as part of a private placement.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Forward Looking Statements

This Prospectus contains certain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for the purposes of this Prospectus, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Cash Requirements

Cash Requirements

As at the date of this registration statement we have nominal operations dedicated solely to the identification and evaluation of potential resource properties for acquisition and related business opportunities. Based on our net loss of $115,000 incurred during the nine month period ended October 31, 2013, our monthly usage rate is approximately $12,778. We estimate our operating expenses and working capital requirements for the twelve month period beginning November 1, 2013 to be as follows:

Estimated Expenses For the Twelve Month Period ending October 31, 2014
Management compensation	$80,000
Professional fees	$20,000
General and administrative	$10,000
Total	$$110,000

48

Of the $110,000 that we require for the next 12 months, we had $8,678 in cash as of October 31, 2013, and a working capital deficit of $36,540. Until we complete another transaction, acquisition or business combination, our cash requirements will be in regards to maintaining our corporate existence, and ensuring compliance with our Securities and Exchange Commission continuous disclosure obligations, including our financial reporting requirements. In addition, we will require additional capital in order to investigate and conclude any future transaction, acquisition or business combination. In order to improve our liquidity, we plan to pursue additional equity financing from private investors or possibly a registered public offering. We do not currently have any definitive arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.

Results of Operations for the Three and Nine Month Periods ended October 31. 2013, for the Fiscal Years ended January 31, 2013, January 31, 2012, January 31, 2011, and for the period from Inception (February 5, 2005) to October 31, 2013.

Our results of operations for Three month and nine month periods ended October 31, 2013 and October 31, 2012 are outlined in the table below:

		Three		Three		Nine		Nine
		months		months		months		months
		ended		ended		ended		ended
		October 31,		October 31,		October		October
						31,		31,
		2013		2012		2013		2012
Revenue	$	Nil	$	Nil	$	Nil	$	Nil
Operating Expenses		$19,139		$89,399		$58,134		$110,434
Total Other Expenses	$	Nil	$	Nil		$56,886	$	Nil
Net Loss		$(19,139)		$(89,399		$(115,000)		$(110,434)

Expenses

Our operating expenses for the three and nine month periods ended October 31, 2013 and October 31, 2012 are outlined in the table below:

		Three		Three		Nine		Nine
		months		months		months		months
		ended		ended		ended		ended
		October		October		October		October
		31,		31,		31,		31,
		2013		2012		2013		2012
Exploration services	$	Nil		$1,352	$	Nil		$1,352
Loss on sale of resource property	$	Nil		$50,000	$	Nil		$50,000
Management compensation		$8,000	$	Nil		$26,000	$	Nil
Professional fees		$2,915		$17,237		$16,204		$32,217
General and administrative		$8,224		$20,810		$15,930		$26,865

Operating expenses for the three months ended October 31, 2013 decreased by 79% as compared to the comparative period in October 31, 2012 primarily as a result of decreases in exploration services, loss on sale of resource

48

Operating expenses for the nine months ended October 31, 2013 decreased by 47% as compared to the comparative period in October 31, 2012 primarily as a result of decreases in exploration services, loss on sale of resource property, professional fees and general and administrative expenses.

Our operating results for the years ended January 31, 2013, January 31, 2012, January 31, 2011 and for the period from Inception (February 5, 2005) to October 31, 2013 are summarized as follows:

								Inception
								(February
		Year		Year		Year		2, 2005)
		ended		ended		ended		to
		December		December		December		October
		31,		31,		31,		31,
		2013		2012		2013		2013
Revenue	$	Nil	$	Nil	$	Nil	$	Nil
Operating Expenses		$151,035		$160,638		$531,001		$577,468
Total Other Expenses	$	Nil	$	Nil	$	Nil		$56,886
Net Loss		$151,035		$160,638		$(531,001)		$(634,334)

Our operating expenses for the years ended January 31, 2013, January 31, 2012, and January 31, 2011, and for the period from Inception (February 2, 2005) to October 31, 2013 are outlined in the table below:

						February
						2, 2005
	Year Ended					(Inception)
	January 31,					to
						October
						31,
	2013		2012		2011	2013
Donated services						$4,500
Exploration expenses	$1,352		$73,648	$	Nil	$75,000
Loss on sale of resource property	$50,000	$	Nil	$	Nil	$50,000
Management salaries	$10,000	$	Nil	$	Nil	$36,000
Professional fees	$59,700		$71,160		$28,215	$341,568
General and administrative	$20,983		$15,830		$2,786	$70,400

The increase in operating expenses for the year ended January 31, 2013, compared to the same period in fiscal 2012, was mainly due to loss on sale of the resource property, increases in management salaries and general and administrative expenses. The increase in operating expenses for the year ended January 31, 2012, compared to the same period in fiscal 2011, was mainly due to in an increase in our operations tied to activity on our property.

Revenue

We have not had any revenues from operations since inception (February 2, 2005). We do not anticipate that we will earn any revenues from operations unless and until we acquire and operate a profitable business. This might never happen and we can offer no assurance that even if we acquire a business that we will ever be profitable.

48

Liquidity and Financial Condition for the Periods ended October 31. 2013, and for the Fiscal Years ended January 31, 2013, January 31, 2012, and January 31, 2011.

Working Capital

	As at	As at	Percentage
	October 31,	January 31,	Increase/
	2013	2013	(Decrease)
Current Assets	$8,678	$39,309	(78)%
Current Liabilities	$45,218	$104,183	(57)%
Working Capital (deficiency)	$(36,540)	$(64,874)	(44)%

	At January 31,	At January 31,	Percentage
	2013	2012	Increase (Decrease)

Current Assets	$39,309	$67,693	(41.93)%
Current Liabilities	$104,183	$141,532	(26.39)%
Working Capital (deficiency)	$(64,874)	$(73,839)	(12.14)%

	At January	At January	Percentage
	31, 2012	31, 2011	Increase/Decrease

Current Assets	$67,693	$33,908	49.9%
Current Liabilities	$141,532	$92,109	34.92%
Working Capital (deficiency)	$(73,839)	$(58,201)	26.86%

48

Cash Flows

		Nine Months		Nine Months
		Ended		Ended
		October 31,		October 31,		Percentage
		2013		2012		Increase/(Decrease)

Net cash used in operations		$(63,631)		$(66,341)		$(4.08)%
Net cash provided by financing activities		$33,000	$	Nil		$-
Net cash used in investing activities	$	Nil	$	Nil	$	Nil
Increase (Decrease) In Cash During The Period		$(30,631)		$(66,341		$(53.82)

		At January	At January
		31,	31,	Percentage
		2013	2012	Increase/Decrease

Net cash used in operations		$(117,032)	$(131,902)	$(11.27)%
Net cash provided by financing activities		$90,000	$189,335	$(52.47)%
Net cash used in investing activities	$	Nil	$(25,000)	$(100)%
Increase (Decrease) In Cash During The Period		$(27,032)	$32,433	$(183.34)%

	At January	At January
	31,	31,		Percentage
	2012	2011		Increase/Decrease

Net cash used in operations	$(131,906)	$(44,466)		$(66.21)%
Net cash provided by financing activities	$189,335	$103,374		$45.40
Net cash used in investing activities	$(25,000	$(25,000))	$	Nil
Increase (Decrease) In Cash During The Period	$32,433	$33,908		$(4.54)%

We raised cash of $33,000 used net cash of $63,631 in operating activities during the nine months ended October 31, 2013. At the end of that period we had cash in the amount of $8,678 and a working capital deficiency of $36,540. By comparison, during the nine month ended October 31, 2012, we used $66,341 in cash in operating activities, raised no cash in operating activities and ended that period with cash of $39,309 and a working capital deficiency of $64,874).

We had cash in the amount of $39,309 as of January 31, 2013 as compared to $66,341 as of January 31, 2012. We had a working capital deficit of $64,874 as of January 31, 2013 compared to working capital deficit of $73,839 as of January 31, 2012. The increase in net cash used for the year ended January 31, 2013, compared to the same period in fiscal 2012, was mainly due to repayment on notes payable in fiscal 2013.

48

We had cash in the amount of $66,341 as of January 31, 2012 as compared to $33,908 as of January 31, 2011. We had a working capital deficit of $73,839 as of January 31, 2012 compared to working capital deficit of $58,201 as of January 31, 2011. The increase in net cash used for the year ended January 31, 2012, compared to the same period in fiscal 2011, was mainly due to the acquisition of our 100% interest in the Proteus Property.

We have suffered recurring losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed.

Future Financings

We will require additional funds to implement our growth strategy in our new business. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares.

There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis should it be required, or generate significant material revenues from operations, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Going Concern

We will require additional funds to implement our growth strategy in our new business. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares.

There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis should it be required, or generate significant material revenues from operations, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

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APPLICATION OF CRITICAL ACCOUNTING POLICIES

Basis of Presentation

The financial statements of our company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in U.S. dollars, our company’s functional currency. Our company has elected a January 31 year end.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates and assumptions. Significant areas requiring the use of management estimates relate to the expected tax rates for future income tax recoveries and determining the fair values of financial instruments and the carrying value of the resource property.

Mineral Properties

Costs of acquiring mineral properties are capitalized by project area upon purchase of the associated claims. Costs to maintain the mineral rights and leases are expensed as incurred. When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves.

Mineral properties are periodically assessed for impairment of value and any diminution in value. As of January 31, 2013, our company has written off its mineral property due to assignment of its interest in the mineral property to a third party.

Long-Lived Assets

We review our long-lived assets for impairment annually or when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to our company are recorded at the lower of carrying amount or fair value (less the projected cost associated with selling the asset). To the extent carrying values exceed fair values, an impairment loss is recognized in operating results.

Mineral Exploration and Development Costs

All exploration expenditures are expensed as incurred. Significant property acquisition payments for active exploration properties are capitalized. If no minable ore body is discovered, previously capitalized costs are expensed in the period the property is abandoned. Expenditures to develop new mines, to define further mineralization in existing ore bodies, and to expand the capacity of operating mines, are capitalized and amortized on a unit of production basis over proven and probable reserves.

Should a property be abandoned, its capitalized costs are charged to operations. Our company charges to operations the allocable portion of capitalized costs attributable to properties abandoned. Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

Income Taxes

Our company uses the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

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Our company accounts for uncertainty in income taxes by prescribing the recognition threshold that a tax position is required to meet before any part of the benefit of that position may be recognized in the financial statements.

Basic and Diluted Loss per Share

Basic loss per share is computed using the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if potentially dilutive securities were exercised or converted to common stock. The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the “if converted” method. For the years presented, diluted loss per share is equal to basic loss per share as our company does not have any dilutive securities.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Our company’s financial instruments consist principally of cash, mineral properties, accounts payable, accrued liabilities, and amounts due to related parties. We believe that the recorded values of all of our financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Reclassification

Our company has made certain reclassifications in the balance sheet and stockholders’ deficit from the prior year to make the financial statements consistent with the current year balances.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our independent public accountants during the last two fiscal years or in subsequent interim periods.

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DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as the directors and executive officers of our company as of the date of this prospectus. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with the Company	Age	Date First Elected or Appointed
Michael J. Johnson	President, Secretary, Chief Financial Officer, Chief Executive Officer, Treasurer and Director	43	January 3, 2013

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Michael J. Johnson - President, Secretary, Chief Financial Officer, Chief Executive Officer, Treasurer and Director

Michael J. Johnson has over 25 years of experience as a seasoned business owner and management consultant.

From 1996 to 2004, Mr. Johnson was president and chief executive officer of Beland Distribution, a company that specialized in providing products to Loblaws and Independent Grocers throughout Ontario, Canada. As president and chief executive officer, his primary duty and responsibility was managing the company’s day-today operations.

From 2008 to 2010, Mr. Johnson was a consultant for World Wide Funding Group Int. and Dexia Banque Int. in Luxembourg. As a consultant, his duties and responsibilities were to manage international clients who were looking alternative investments.

In 2010, Mr. Johnson founded MJ LTD, a small consulting firm that specialized in planning and managing business operations, start-up projects. As founder and president, his primary duty and responsibility was managing the company’s day-to-day operations. MJ LTD has worked with companies who primary look for startup capital.

We appointed Mr. Johnson as our company’s principal officer and director because of his business management, and investor relations skills and his experience with startup companies.

Our board of directors consists solely of Michael J. Johnson.

Significant Employees

There are no individuals other than our executive officers who make a significant contribution to our

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Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Other Directorships

Our sole director does not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

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Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our shares of common stock and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such forms received by our company, or written representations from certain reporting persons that no Form 5s were required for those persons, we believe that, during the fiscal year ended January 31, 2013, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners as well as our officers, directors and greater than 10% beneficial owners of our subsidiaries were complied with.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to, among other persons, members of our board of directors, our company’s officers including our president, chief executive officer and chief financial officer, employees, consultants and advisors. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.

full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

3.	compliance with applicable governmental laws, rules and regulations;

4.	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

5.	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our company’s Senior Officers commit to timely, accurate and consistent disclosure of information; that they maintain confidential information; and that they act with honesty and integrity.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly Senior Officers, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal and state securities laws. Any senior officer who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to our company. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company’s Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics was filed with the Securities and Exchange Commission as Exhibit 14.1 to our annual report for the year ended January 31, 2008. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: Blue Sky Petroleum Inc., 3702 South Virginia Street, Suite G12-401, Reno, NV 89502.

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Nomination Process

As at the date of this registration statement, we have not effected any material changes to the procedures by which our shareholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our shareholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. If shareholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our company at the address on the cover of this annual report.

Audit Committee and Audit Committee Financial Expert

We do not currently have an audit committee or a committee performing similar functions. Our sole director participates in the review of financial statements and disclosure.

Our sole director does not qualify as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is not “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that the sole member of our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our sole director does not believe that it is necessary to have such committees because believes the functions of such committees can be adequately performed by the sole member of our board of directors.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

  our principal executive officer;
  each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended January 31, 2013 and 2012; and
  up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended January 31, 2013 and 2012, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

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SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael J. Johnson President, Secretary, Chief Financial Officer, Chief Executive Officer, Treasurer and Director	2013 2012	30,000 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	30,000 Nil
Patrick Laferriere(2) Former President, Secretary, Chief Financial Officer and Director	2013 2012	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Jay W. A. Mancini Former Treasurer	2013 2012	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)	Mr. Johnson was appointed as president, secretary, chief financial officer, chief executive officer, treasurer and director of our company on January 3, 2013.
(2)

Mr. Laferriere was appointed as president, secretary, treasurer and chief financial officer and director on August 26, 2010 and resigned as treasurer on March 21, 2012 and as president, secretary, treasurer and chief financial officer and director on January 3, 2013.

(3)	Mr. Mancini was appointed as treasurer of our company on March 21, 2012 and resigned as treasurer on January 3, 2013.

There are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

During the nine months ended October 31, 2013, and during our fiscal years ended January 31, 2013, January 31, 2012 and January 31, 2011, there were no options granted to our named officers or directors.

Outstanding Equity Awards at Fiscal Year End

No equity awards were outstanding as of the years ended January 31, 2013 or 2012

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Option Exercises

During our Fiscal year ended January 31, 2012, January 31, 2011 and January 31, 2010 there were no options exercised by our named officers.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

We have determined that none of our directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 24, 2014, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

(1) Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Michael J. Johnson(2) 3702 South Virginia Street, Suite G12-401 Reno, NV	Common	55,000,000(3)	53.8%
Directors and Officers as a group	Common	55,000,000	53.8%
Michael J. Johnson(2) 3702 South Virginia Street, Suite G12-401 Reno, NV	Common	55,000,000(3)	53.8%
Owners of 5% or more	Common	55,000,000	53.8%

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(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided .In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 8, 2013. As of May 8, 2013, there were 102,220,000 shares of our company’s common stock issued and outstanding.

(2)	Michael Johnson is our sole officer and director.
(3)	Due to administrative delays with our transfer agent, these shares have not yet been issued.

Changes in Control

We are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended January 31, 2013, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.Director Independence

We currently act with one director Michael J. Johnson. We have determined that our director is not an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our sole director acts in such capacities. We believe that our director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given our current level of operations.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnifica tion is against public policy as expressed in the Securities Act and is therefore unenforceable.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$557.28
Legal fees and expenses	$20,000
Accounting fees and expenses	$2,500
Miscellaneous	100
Total	$23,157.28

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defence of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

RECENT SALES OF UNREGISTERED SECURITIES

Other than as disclosed below, we did not sell any equity securities which were not registered under the Securities Act during the years ended January 31, 2013 or subsequently that were not otherwise disclosed on our quarterly reports on Form 10-Q or our current reports on Form 8-K filed during the year ended January 31, 2013 or subsequently. .

On December 27, 2012, we approved the issuance of 55,000,000 shares of our common stock at a price of US$0.002 per share, to Michael Johnson, pursuant to the closing of a private placement, for aggregate gross proceeds of USD$110,000. The funds used for this share purchase were Mr. Johnson’s personal funds. Mr. Johnson’s 55,000,000 shares of our company amount to approximately 53.8% of our company’s current issued and outstanding shares of common stock. Due to administrative delays with our transfer agent, these shares have not yet been issued. The shares will be issued to one US individual (as that term is defined in Section 4(2) of the Securities Act of 1933) pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

At January 31, 2012, we had received $70,000 in advance for the issuance of 420,000 shares of common stock at a price of $0.1667 per share. On February 10, 2012, these shares of common stock were issued in full satisfaction of the stock subscription payable.

During the period ended October 31, 2013, we issued 286,667 shares of common stock to our former president and Director, Patrick Laferriere, at a deemed price of $0.50 per share to settle a debt of $86,468.

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Exhibits

Exhibit	Exhibit
Number	Description

3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form SB-2 filed on May 8, 2006).

3.2	Bylaws (incorporated by reference to our Registration Statement on Form SB-2 filed on May 8, 2006).

3.3	Amended and Restated Bylaws (incorporated by reference to our Current Report on Form 8-K filed on February 12, 2010)

4.1	Instrument Defining the Right of Holders – Form of Share Certificate (incorporated by reference to our Registration Statement on Form SB-2 filed on May 8, 2006)

5.1	Legal Opinion of Michael J. Morrison, Chtd.

10.1	Option Agreement dated July 15, 2010 (incorporated by reference to our Annual Report on Form 10-K filed on December 15, 2010).

10.2	Description of Waiver Agreement with Gino Chitaroni (incorporated by reference to our Registration Statement on Form S-1/A filed on February 24, 2012).

10.3	Description of Loan Agreements with Zeyan Yao. Glenn Morimoto, and Patrick Laferriere (incorporated by reference to our Registration Statement on Form S-1/A filed on February 24, 2012).

14.1	Code of Ethics (incorporated by reference to our Annual Report on Form 10-KSB filed on May 9, 2009).

23.1	Consent of Sadler, Gibb & Associates, LLC

23.2	Consent of Michael J. Morrison, Chtd. (incorporated in Exhibit 5.1)

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a) (3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

	(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 24, 2014.

INTERVIA INC.

By:	/s/ Michael Johnson
Michael Johnson
President, Secretary, Treasurer, Chief
Financial Officer and Director
(Principal Executive Officer, Principal
Financial Officer and Principal Accounting
Officer)

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

President, Secretary,
Treasurer, Chief Financial
Officer and Director
/s/ Michael Johnson	(Principal Executive Officer,	March 24, 204
Michael Johnson	Principal Financial Officer,
and Principal Accounting
Officer)